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                                                                   EXHIBIT 10.23

                       MASTER TOWER SITE LEASE AGREEMENT
                       ---------------------------------

     THIS MASTER TOWER SITE LEASE AGREEMENT ("Master Lease") is entered to this 28th day May of, 1998 between AT&T Corp. on behalf of itself affiliated AT&T
-----     -----
Communications companies, Landlord") and Triton PCS Property Company L.L.C., on behalf of itself and its affiliated companies. ('Tenant').

1.   PREMISES
     --------

     Subject to following terms and conditions, Landlord agrees to lease to Tenant certain space on one or more of Landlord's towers together with sufficient rented space in Landlord's equipment building, equipment module, or on Landlord's land (Property). Each tower location is described in the site supplements attached as Exhibit A, with each tower site identified separately on individual pages of Exhibit A. Tenant's use of the property shall be limited to the described portion of the Property together with easements for access and utilities corresponding to the sites identified in Exhibit A. Upon receipt of written communication by Tenant of the desire to add tower sires to this Maser Lease, Landlord shall provide Tenant with the Tenant Specifications Document to be completed by Tenant. Upon receipt of the completed document, Landlord shall evaluate the feasibility of utilization of the site. Landlord may decline an additional sire lease for its own business purpose or if there is not adequate space to accommodate Tenant's equipment, antennas and appurtenances.

2.   MASTER LEASE TERM AND RENEWAL
     -----------------------------

     The initial term of the Master Lease shall commence on the date set forth above ("Commencement Date"). The Master Lease shall terminate at Midnight on the last day of the month in which the fifth annual anniversary of the Commencement Date shall have occurred. The Master Lease shall renew automatically for one additional five (5) year term unless Tenant shall give written notice of its intention not to exercise any option to renew, at least one hundred twenty (120) days prior to the expiration date of the Initial term, in which case the term of the Master Lease shall expire as set forth above.

3.   SITE SUPPLEMENT TERM AND RENEWAL
     --------------------------------

     The initial term of each Site Supplement is five (5) years. A Site Supplement shall become effective one (1) day after the date Landlord has completed special construction as set forth in Exhibit E.. ("Effective Date"). Tenant may request renewal of any Site Supplement for up to three successive terms for five (5) years each. Tenant may request an extension of the Site Supplement for an additional five (5) year term by giving notice of the renewal request in writing at least six (6) months prior to the expiration of the current term. Notwithstanding the expiration of the Master Lease, its terms and conditions shall continue to apply to each Site Supplement until the Site Supplement term expires. The renewal shall be on the same terms and conditions as set forth in this Master Lease, except that the Rent shall be the greater of ***** of the Fair Market Rent for leases of towers of comparable quality in the area or the current Rent plus a percentage equal to the percentage increase in the Consumer Price Index as published by the Bureau of Labor Statistics of the United States Department of Labor for Urban Wage Earners and Clerical Workers for All Items ("CPI-W"). If Tenant has not notified Landlord of its desire to extend the then current term of the Site Supplement at least six (6) months prior to the end of the current term, the Site Supplement shall continue in force upon the same terms and conditions as set forth in the Master Lease for a further term of one (1) year and for annual terms thereafter until terminated by either Party by giving to the other written notice of its intention to so terminate at least six (6) months prior to the end

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        Confidential treatment has been requested for portions of this exhibit.
The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

of such term. Rent for the one-year term shall be due monthly and shall be equal to one hundred and fifty percent of the rent paid for the last month of the immediately preceding term.

4.   RENT.
     ----

     (a) Tenant shall pay Landlord, as rent, the sum identified for each site as set forth in Exhibit C. Rent shall commence for each Site Supplement after Landlord has completed Special Construction as set forth in Exhibit E. Rent shall be due annually in advance, payable to AT&T Corp., at Landlord's address specified on the invoice. Rent shall be adjusted as described in Paragraph 3, Site Supplement Term and Renewal.

     (b) Within 30 days of the receipt of the invoice, Tenant agrees to make payment in full, without deduction or setoff. Payment shall refer to the invoice number. Tenant agrees that any restrictive endorsements, releases, or other statements on or accompanying payments accepted by Landlord shall not be effective. Delinquent payments shall bear interest at the rate of ***** per month, or portion thereof, but not to exceed the maximum lawful rate.

     (c) Charges under this Master Lease, including all subsequently executed Site Supplements, do not include taxes. Customer agrees to pay any sales, use, or other taxes (exclusive of taxes on Landlord's net income) that may be levied on Landlord in connection with the Tenant's attachments on the Tower and use of the Property, unless Tenant has provided Landlord with a valid tax exemption certificate.

     (d) If Tenant disputes the amount of Landlord's invoice, Tenant shall notify Landlord in writing within sixty (60) days after the invoice date. Pending resolution of the dispute as outlined in Paragraph 19, Tenant and Landlord shall adhere to all other rights and obligations under this Master Lease. If the dispute is ultimately resolved in the Tenant's favor, Landlord shall issue a credit on Tenant's invoice.

     (e) If a Site Supplement is terminated at any time other than due to default by Tenant Rent shall be prorated as of the date of termination and all prepaid Rents shall be refunded to Tenant.

5.   PERMITTED USE
     -------------

     (a) The Property may be used by Tenant only for permitted uses which are the transmission and reception of radio communication signals and for the construction, maintenance, repair or replacement of antennas and other Landlord-approved equipment and related facilities ("Communications Facilities or Communications System") Unless otherwise specified by Landlord, Tenant shall obtain, at Tenant's expense, all licenses and permits required for Tenant's use of the Property from all applicable government and or regulatory entities ("Governmental approvals"). Tenant may (Prior to or after the effective date) obtain a title report, perform surveys, soil tests, and other engineering procedures, on, under and over the Property, necessary to determine that Tenant's use of the Property will be compatible with Tenant's engineering specifications, system design, operations, government approvals and Landlord standards. All on-site activities performed prior to effective date, such as feasibility testing and site suitability assurance, may occur only with the prior written approval of Landlord, unless otherwise specified in writing by the Landlord. Tenant must provide a certificate of insurance consistent with the requirements in paragraph 11, prior to conducting any on-site activities, such as feasibility testing and site suitability assurance.

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        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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     (b) Prior to execution of a Site Supplement, Tenant will examine the
Property. If requested by Landlord, Tenant will conduct a Feasibility Study at Tenant's and assure its' review and approval by Landlord. Tenant will determine that the Property Is suitable for Tenant's facilities and intended use. Landlord makes no representations that the Property In suitable for Tenant's facilities and intended use.

     (c) Prior to execution of or during the term of the Master Lease, Tenant shall, if requested by Landlord, execute a Non-Disclosure Agreement which will be attached hereto as Exhibit D.

6.   INTERFERENCE.
     ------------

     Tenant shall not use the Property in any way which Interferes with the use of the Property by Landlord, the provision of services to Landlord's customers, or the use of Property by tenants or licensees of Landlord. Similarly, Landlord shall not use, nor shall Landlord permit its tenants, licensees, employees, invitees or agents to use any portion of Landlords Properties in any way which Interferes with the operation of Tenant. Such Interference shall be deemed a material breech by the interfering party who shall, upon written notice from the other, be responsible for terminating said interference. It is expressly acknowledged and agreed that the obligation to terminate such interference shall be on the party that is the last to lease space on Landlord's Property. In the event any such interference does not cease promptly, the parties acknowledge that continuing interference may cause irreparable injury and, therefore, the injured party shall have the right, in addition to any other rights that it may have at law or In equity, to bring an action to enjoin such interference or to terminate the Site Supplement for the affected location immediately upon written notice.

7.   RELOCATION OF LICENSED SPACE.
     ----------------------------

     Landlord reserves the right to change the location of Tenants antennas or other equipment upon one hundred eighty (180) days written notice to Tenant. Upon determination by Landlord that Tenant's Communications Facilities must be relocated, Landlord will, in good faith, attempt to relocate Tenants Communications Facilities to space mutually acceptable to Landlord and Tenant, If agreement cannot be reached. Landlord shall determine the relocated space to be used. Landlord, at its' own expense, will relocate to the extent necessary, the antenna. Cabling and any equipment that was installed by or on behalf of Tenant; however, such relocation will not adversely affect the effectiveness of Tenants Communications Facilities at the tower site. Should such relocation adversely affect the effectiveness of Tenant's Communications Facilities at the tower site, Tenant shall have the right to terminate the Site Supplement for the affected location immediately upon written notice.

8.   IMPROVEMENTS; UTILITIES; ACCESS; INSPECTION
     -------------------------------------------

     (a) Upon written approval by Landlord, Tenant shall have the right, at its expense, to construct, maintain, install, relocate and remove improvements, personal property and facilities. Landlord's prior consent to the site plans and specifications for such building and other improvements shall be required but shall not be unreasonably withheld or delayed and shall be deemed given as to those items listed in Exhibit E.

     (b) Tenant shall provide in writing the names, addresses and telephone numbers of all persons who will perform work on behalf of Tenant at the site. Landlord shall have the right to inspect identification of any of Tenant's personnel at any time. Landlord shall have the right to refuse access to any person who refuses to provide identification upon request or whose name does not appear on the

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personnel list provided by Tenant. Landlord reserves the right to refuse admittance to any of Tenant's personnel for good cause shown.

     (c) Tenant shall use for construction, maintenance, installation, relocation and removal only those contractors for which Landlord has given written approval. Upon written approval of Landlord, Tenant shall have the right to replace or upgrade antennas or equipment at any time during the term of a Site Supplement. Tenant shall cause all construction to occur lien-free and in compliance with all applicable laws and ordinances. The antennas, cabling and tenant-installed equipment shall remain the exclusive personal property of Tenant. Upon written approval of Landlord, Tenant shall have the right to remove the antennas, cabling and equipment upon termination of a Site Supplement. All removal work shall be performed at Tenant's expense; All removal work shall be completed within 180 days of termination of a site Supplement

     (d) Tenant, at its expense, may use any and all appropriate means of restricting access to Tenant's equipment and/or module, upon written approval of Landlord.

     (e) Each antenna must be identified by a metal tag fastened securely to its bracket on the Tower and each transmission line shall be tagged at the conduit opening where it enters Landlord's building,

     (f) Unless otherwise specified by the Landlord, Tenant shall, at Tenants expense, keep and maintain the Property and all building and improvements utilized by Tenant now or hereafter located thereon in reasonable condition and repair during the term of a Site Supplement. Upon termination of The Site Supplement, the Property shall be returned to Landlord in good, usable condition. Fifty percent of the estimated costs incurred by Landlord to return Property to good, usable condition shall be paid by Tenant prior to removal of antennas, cabling and other equipment. The remaining actual coats will be due to Landlord within 30 days of the date of the final invoice for these costs.

     (g) Landlord covenants that it will keep the Tower In good repair as required by federal law, including the Telecommunications Authorization Act of 1992, 102 P.L. 538, 106 Stat. 3533 (1992) and amendments to Sections 303(g) and 503(b) (5) of the Communications Act of 1934. Landlord shall also comply with all rules and regulations promulgated by the Federal Communications Commission and the Federal Aviation Agency with regard to the lighting, marking. painting of towers or other requirements, as well as local state and other federal laws. If Landlord falls to adhere to such requirements, Tenant may perform the necessary work to bring the Property within compliance, after 30-days written notice to Landlord. The costs thereof shall be payable to Tenant on demand. Failure of Landlord to pay shall then authorize Tenant to deduct the amount from the annual rental payment.

     (h) Tenant shall pay any additional utilities charges due to Tenant's use of the Property. Upon receipt of Landlords prior written approval, Tenant shall have the right to install utilities, at Tenants expense, and to improve the present utilities on the Property (including, but not limited to the installation of emergency power generators and air conditioning systems). Landlord hereby grants an easement for the term of the Site Supplement, to permanently place any utilities on or to bring utilities across the Property in order to service the Property, antennas and other equipment, subject to Landlord's written approval of the design and installation method and procedures.

As partial consideration for rent paid under each Site Supplement, Landlord hereby grants Tenant an easement ("Easement") for ingress, egress, and access (including access described in Paragraph 1) to the

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Property adequate to service the Property, antennas and other equipment. Any
Easement provided hereunder shall have the same term as the applicable Site Supplement.

     (i) Landlord and its agents may inspect or observe at any time any work while in progress or after completion to ascertain whether the work is in accordance with the specifications and requirement of this Master Lease or applicable Site Supplement, Landlord standards and applicable laws and regulations. Landlord may require Tenant to correct any faulty work. Such inspection and requirement for correction shall not relieve Tenant of full responsibility for the proper performance of the work.

9.   LABOR RELATIONS
     ---------------

     (a) Whenever Tenant has knowledge that a labor dispute is delaying or threatens to delay the timely performance of work at the Property, Tenant shall immediately notify Landlord (both orally and in writing).

     (b) Tenant shall suspend all work activities when Landlord, in its sole judgment, determines that entering or leaving the work site will create a new labor dispute or impact an existing labor dispute for Landlord or for Tenant. Upon that occurrence and notification by Landlord, Tenant shall enter and depart the work site only with police or other law enforcement agency escort. Tenant agrees to assume all costs associated with the escort services when Tenant proceeds with work under these circumstances. Tenant further assumes sole responsibility for all risks associated with conducting work activities under these circumstances.

10.  Termination.
     ------------

     Except as otherwise provided herein. this Master Lease or a Site Supplement may be terminated, without any penalty or further liability as follows:

     (a) Upon thirty (30) days' written notice by Landlord if Tenant fails to cure a default for payment of amounts due under this Master Lease or any Site Supplement within that 30-day period;

     (b) Upon thirty (30) days' written notice by either party if the other party defaults or violates any term or condition of this Master Lease or any Site Supplement and fails to cure such default within that 30-day period, or such longer period as may be required to diligently complete a cure commenced within that 30-day period.

     (c) If Tenant shall not have obtained all Governmental Approvals for a Site Supplement as specified In (5.a) above, after having made a good faith effort, then Tenant shall, by notice to Landlord, have the right to cancel all rights and obligations under this Master Lease pertaining to that Site Supplement, provided Tenant reimburses Landlord for actual and other preparatory expenses incurred.

     (d) If Tenant, after the Effective Date. having made good faith effort, fails to obtain any license, permit or Governmental Approval necessary for the construction and/or operation of the antennas and other equipment of Tenants business, tenant shall be obligated to pay Landlord the balance of the remaining Rent due for said current year. Tenant shall also reimburse Landlord for all actual and other preparatory expenses Incurred.

     (e) Upon twenty-four (24) month's written notice by Landlord In the event,
(1) Landlord desires to sell a tower site

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without the tower and appurtenant equipment buildings; or (2) Landlord requires the space occupied on the tower by Tenant for Landlord's reasonable business purposes or the reasonable business purposes of Landlord's affiliates.

     (f) Immediately upon written notice if the Property or the antennae or equipment are destroyed, damaged or rendered inoperative through no fault of Tenant, so as in Tenant's reasonable judgment, to substantially and adversely affect the effective use of the site. In such event, all rights and obligations of the parties shall cease as of the date of the damage, destruction or inoperability and Tenant shall be entitled to any Rent prepaid by Tenant. If Tenant elects to continue the affected Site Supplement, all Rent shall abate until the Property and/or antennas and other equipment are restored to working condition.

     (g) Upon lawful condemnation of the property by an entity having the power of eminent domain. Parties shall pursue their own separate awards In any eminent domain action.

     (h) For the reasons specified in Paragraph 6.

11.  INSURANCE AND SUBROGATION.
     -------------------------

     (a) Prior to work commencing, including feasibility testing and site suitability assurance described in Paragraph 5(a) and (b) above, Tenant shall provide proof of insurance, as outlined below. and shall maintain the coverages specified during the full term of this Master Lease and any Site Supplement and for 180 days after its termination for any reason:

         Comprehensive General Liability Insurance in an aggregate amount of $1,000,000.

         Workers' Compensation coverage in the statutory amount.

         Employers Liability Occupational Disease and Bodily Injury,

         Combined Single Limit of $1,000,000.

         Automobile Liability for Owned and Non owned Autos,

         Combined Single Limit of $1,000,000.

         At Risk Insurance with Standard Extended Coverage, Replacement Value, Without Coinsurance Factor for full replacement value of Tenant's facilities and Tenant's equipment, tools, and personal property (including Antenna Facilities) located on the Property.

     (b) Landlord shall be listed as an additional insured on the policy or policies. Tenant may satisfy this requirement by obtaining appropriate endorsement to any master policy of liability insurance Tenant may maintain.

     (c) Landlord and Tenant hereby mutually release each other (and their successors or assigns) from liability and waive all rights of recovery against the other for any loss or damage covered by their respective first part property insurance policies for all perils insured thereunder. In the event of such insured loss, neither party's insurance company shall have a subrogated claim against the other.

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     (d) If approved for use by Landlord, Tenant shall require its contractors and subcontractors to carry workers' compensation insurance and adequate liability insurance in conformity with the minimum requirements listed above.

12.  LIMITED LIABILITY.
     -----------------

     Tenant agrees to release and hold Landlord harmless from any and all claims arising from the installation, construction, use, maintenance, repair, relocation or removal of the antennas and other equipment, except for claims arising from the negligent acts or willful misconduct of Landlord, its employees, or agents.

13.  INDEMNIFICATION.
     ---------------

     (a) Each party shall indemnify and hold the other party harmless against any claim of liability or loss from personal injury or property damage resulting from or arising out of the indemnifying party's negligent acts or omissions or willful misconduct, or those of its servants or agents, in connections with the Property, except to the extent due to the indemnified party's negligent acts or omissions or those of its servants or agents.

     (b) Tenant will compensate Landlord for the full actual loss, damage or destruction of Landlord's property that in any way arises from or is related to Tenant's use of the Property pursuant to this Master Lease and any Site Supplement or activities undertaken pursuant to this Master Lease or any Site Supplement (including, without limitation, the installation, construction, operation. maintenance, repair or removal of Tenant's Communication's Facilities), except to the extent due to the Landlord's negligent acts or omissions or those of its servants or agents.

     (c) Landlord will compensate Tenant for the full actual loss, damage, or destruction of Tenant's property that results from or arises out of Landlord's negligent acts or omissions or willful misconduct, or those of its servants or agents, except to the extent due to the Tenant's negligent acts or omissions or those of its servants or agents.

     (d) Without limiting the foregoing, Tenant will indemnify, defend, and hold harmless Landlord and Landlord's agents and employees, from any and all claims asserted by customers of Tenant in any way arising out of or in connection with this Master Lease or any Site Supplement or Tenant's Communications System, except to the extent arising out of the gross negligence or willful misconduct of Landlord or Landlord's agents or employees.

     (e) Without limiting the foregoing and to the extent not prohibited by law. Tenant will release, indemnify, defend, and hold Landlord (and its affiliates and personnel) harmless against all losses, costs (including reasonable attorneys' fees),, damages, expenses, claims. demands, or liabilities arising out of or caused by, or alleged to have arisen out of or been caused by:

         (1) any defect failure, or malfunction of any facilities of materials furnished by Tenant;

         (2) Tenant's use, maintenance, repair, relocation or removal of its materials or facilities or presence of such on the Property;

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         (3) any failure by Tenant to satisfy all claims for labor, equipment, materials and other obligation relating to the performance of the work under this Master Lease or any Site Supplement;

     (f) Tenant will indemnity Landlord for any taxes levied upon Landlord resulting from Tenant's use of the Property.

14.  ENVIRONMENTAL LAWS.
     ------------------

     Tenant represents, warrants and agrees that it will conduct its activities on the Property in compliance with all applicable Environmental Laws, as described In Exhibit F. Landlord represents, warrants and agrees that it will conduct its activities on the Property in compliance with all applicable Environmental Laws.

     Landlord shall promptly conduct any investigation and remediation as required by any Environmental Laws or common law, of all spills or other releases of Hazardous Substances, as defined In Exhibit F, not caused solely by Tenant, that have occurred or which may occur on the Property. Landlord reserves the right to report to the appropriate agency on Tenant's behalf, any release or spill where reporting is required by law and where such report is not made by Tenant within the required time frame. Financial responsibility for investigation and/or remediation activities shall be shared according to fault.

     Tenant agrees to defend, indemnify and hold Landlord harmless from and against any and all claims, causes of action, demands and liability including, but not limited to, damages, costs, expenses, assessments, penalties, fines, losses, judgments and attorneys' fees that Landlord may suffer due to the existence or discovery of any Hazardous Substances and dangerous conditions on the Property or the migration of any Hazardous Substances (or likelihood of migration due to the existence of dangerous conditions) to other properties or release into the environment that relate to or arise from Tenant's activities on the Property.

     Landlord agrees to defend, indemnify and hold Tenant harmless from and against any and all claims, causes of action, demands and liability including, but not limited to, damages, coats, expenses, assessments, penalties, fines, losses, judgments and attorneys' fees that Tenant may suffer due to the existence or discovery of any Hazardous Substances on the property or the migration of any Hazardous Substances to other properties or release into the environment, that relate to or arise from Landlord's activities during this Master Lease or any Site Supplement and from all activities on the Property prior to commencement of this Master Lease or any Site Supplement.

     The indemnification in this section specifically include, but are not limited to, costs incurred In connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any governmental authority.

15.  ASSIGNMENT.
     ----------

     This lease shall run with the Property and shall be binding upon and inure to the benefit of the parties, their respective successors, personal representatives and assigns.

     Landlord agrees that Tenant may assign this Master Lease and any Site Supplement, and all rights, benefits, liabilities and obligations hereunder, only to any person or business entity which is licensed by the FCC to operate a wireless communications business, is a parent or subsidiary of Tenant, controls or is controlled by or under common control with Tenant, is merged or consolidated with Tenant or purchases a majority or controlling interest in the ownership or assets of Tenant. Tenant shall provide written notification of its intent to assign at least one-hundred and twenty (120) days in advance. Upon written notification of Tenant to Landlord of any such action and Assignee's written assumption of all terms and conditions of this Master Lease and all Site Supplements, Tenant shall be relieved of all future performance, liabilities and obligations under this Master Lease and any Site Supplement as of the effective date of the assignment. Tenant may not otherwise assign this Master Lease or an Site Supplement without Landlord's written consent.

     Tenant may not sublet any Property under this Master Lease or any Site Supplement.

16.  QUIET ENJOYMENT, TITLE AND AUTHORITY.
     -------------------------------------

     Landlord covenants and warrants to Tenant that (a) Landlord has full right, power and authority to execute this Master Lease; (b) it has good and unencumbered title to the Property free and clear of any liens or mortgages, except those disclosed to Tenant which will not interfere with Tenant's right to or use of the Property; and (c) execution and performance of the Master Lease will not violate any laws, ordinances, covenants, or the provisions of any mortgage lease, or other agreement binding on Landlord.

17.  TAXES.
     ------

     Tenant shall pay any personal property taxes assessed on, or any portion of such taxes attributed to the Communications Facilities or Communications System. Landlord shall pay when due all real property taxes and all other fees and assessments attributable to the Property. However, Tenant shall pay, as additional rent, any increase in real property taxes levied against the Property (excluding any additional taxes that relate to the period prior to the Effective Date, i.e., roll-back taxes) which Is directly attributable to Tenant's use of the Property, and Landlord agrees to furnish proof of such increase to Tenant, upon Tenant's request.

18.  CONFIDENTIALITY.
     ---------------

     The parties shall keep confidential the terms and conditions of this Master Lease and any Site Supplement, except as reasonably necessary for performance thereunder and except to the extent disclosure may be required by applicable laws or regulations, in which latter case, the party required to make such disclosure shall promptly inform the other party prior to such disclosure to enable that party to make known any objections it may have to such disclosure.

19.  DISPUTES RESOLUTION.
     -------------------

     If a dispute arises out of or relates to this Master Lease or any Site Supplement or breach thereof, and the dispute cannot be settled through negotiation, the parties agree to submit the dispute to a sole mediator selected by the parties. If not thus resolved, the parties sole remedy shall be to submit the dispute to a sole arbitrator selected by the parties within thirty
(30) days after the mediation or, in the absence of such selection, to arbitration which shall be governed by the United States Arbitration Act. Judgment on the award may be entered in a court having jurisdiction. Judgment of the arbitrator shall be binding upon the parties. The arbitrator shall determine issues of arbitrability, but may not limit, expand or otherwise modify the terms of this Master Lease or any Site Supplement. The parties, their representatives and other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence.

     All defenses based on passage of time shall be tolled pending the termination of the mediation and/or arbitration. Nothing In this clause shall be construed to preclude any party from seeking injunctive relief in order to protect is rights pending mediation of arbitration. A request by a party to a court for such injunctive relief shall not be deemed a waiver of the obligation to mediate and/or arbitrate as specified herein. Each party will bear its own attorneys' fees associated with the mediation and arbitration and will pay all other costs and expenses of the mediation and arbitration as the rules of ft American Arbitration Association provide.

20.  GOVERNING LAW.
     -------------

     This Master Lease or any She Supplement and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the state where the Property is located..

21.  FORCE MAJEURE.
     -------------

     Except for payment of the annual Rent and other payments due Landlord, neither party shall have any liability for its delays or its failure in performance due to: fire, explosion, pest damage, power failures, strikes or labor disputes except as outlined In Paragraph 9, acts of God, the elements, war, civil disturbances, acts of civil or military authorities or the public enemy, inability to secure raw materials, transportation facilities, fuel or energy shortages, or other causes beyond its reasonable control, whether or not similar to the foregoing.

22.  NON-WAIVER.
     ----------

     No course of dealing, course of performance or failure of either party strictly to enforce any term, right or condition of this Master Lease or any Site Supplement shall be construed as a waiver of any term, right or condition.

23.  HEADINGS.
     --------

     All headings contained In this Master Lease or any Site Supplement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Master Lease or any clause.

24.  NOTICES.
     -------

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if personally delivered or mailed via certified mail-return receipt requested, or sent by overnight carrier to the following addresses:

          If to Landlord, to:         If to Tenant, to:

          AT&T Corp.                  Triton PCS Property Company, L.L.C.
          Manager, Real Estate        4055 Faber Place Drive
          Tower Attachment Group      Suite 101
          1200 Peachtree St N. E.     Charleston, SC. 29405
          Atlanta, Georgia 30309      Attn: Mr. Michael C. Mears

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25.  MISCELLANEOUS-
     -------------

     (a) If either party is represented by a real estate broker in this transaction, that party shall be fully responsible for any fee due such broker and shall hold the other party harmless from any claims for commission by such broker.

     (b) Each party agrees to cooperate with the other in executing any documents (including a Memorandum of Lease) necessary to protect its rights or use of the Property, The Memorandum of Lease may be recorded, in place of this Master Lease, by either party.

     (c) If any term of this Master Lease is found to be void or invalid, such invalidity shall not affect the remaining terms of this Master Lease, which shall continue in full force and effect.

     (d) Landlord hereby waives any and all lien rights it may have, statutory or otherwise, concerning the Antenna Facilities or any portion thereof which shall be deemed personal Premises for the purposes of this Lease, regardless of whether or not same is deemed real or personal Premises under applicable laws. Removal of said Antenna Facilities shall be in accordance with Paragraph 8.c of this Master Lease.

26.  ENTIRE AGREEMENT.
     ----------------

     The terms and conditions contained in this Master Lease supersede all prior oral or written understandings between the parties and constitute the entire agreement between them concerning the subject matter of this Master Lease or any Site Supplement. There are no understandings or representations, express or implied, not expressly set forth in this Master Lease or any Site Supplement. This Master Lease or any Site Supplement shall not be modified or amended except by a writing signed by the authorized representatives of the parties.

     In Witness Whereof, the parties have caused this Master Tower Site Lease Agreement to be executed by their authorized representatives on the dates noted below.

     WHEREFORE, we set our hands and seal,

     For the Landlord,                  For the Tenant,
     AT&T Corp.                         Triton PCS Property Company, L.L.C.
     By:__________________________      By:_________________________________
     Printed Name:                      Its:
     Manager - Tower Attachment Group
     Date:                              Date:

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